UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Jennison Natural Resources Fund, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

We Need Your Vote!

You can make a difference!

What to do now		Three easy ways to vote

1	Read the enclosed Proxy Statement	1	Call our toll-free number (found on your
			Ballot Card) from a touch-tone telephone

2	Review the voting instructions provided	2	Log on to www.proxyvote.com

3	Vote	3	Mail your completed Ballot Card

Voting is available 24 hours a day, 7 days a week.

Note: You can register your vote faster by phone or Internet — please vote today!

www.proxyvote.com

NS01937 Ed. 04/2006

Unclog your mailbox! Enroll in e-delivery

Enroll today for electronic delivery of shareholder materials.

Enjoy the convenience of viewing annual and semiannual reports, prospectuses, and proxy statements on-line. When you enroll in electronic delivery, you will stop receiving paper copies of these documents and be notified by e-mail when new materials are available for on-line viewing.

Enrolling is fast and simple

•                                          Go to www.icsdelivery.com/prudential/funds and follow enrollment instructions.

•                                          You will receive notification via e-mail when new materials are available.

•                                          You can cancel your enrollment or change your e-mail address at any time by clicking on the change/cancel enrollment option at the icsdelivery website.

www.icsdelivery.com/prudential/funds

NS01937 Ed. 04/2006